EXHIBIT 99.1

SAN FRANCISCO--(BUSINESS WIRE)--ZVUE Corporation (NASDAQ:ZVUE - News) a global digital entertainment company, today reported its financial results for the second quarter ended June 30, 2008 and provided an update on its business and strategic initiatives.

Revenue for the second quarter of 2008 was approximately $1.7 million compared to approximately $0.3 million in the second quarter of 2007. For the six months ended June 30, 2008 revenue was $2.6 million as compared to $0.7 million for the first six months of 2007. Net loss for the second quarter of 2008 was $8.1 million, or ($0.30) per basic and fully diluted share, compared to a net loss of $3.1 million, or ($0.18) per basic and fully diluted share, in the second quarter of 2007. The net loss for the second quarter of 2008 included total non-cash charges of $5.7 million, including stock based compensation of $.5 million, and amortization and non-cash interest totaling $5.2 million. The net loss for the second quarter of 2007 included total non-cash charges of $1.2 million, including stock based compensation of $.2 million, and amortization and non-cash interest totaling $1 million.

“During the first half of the year, we took proactive measures to more effectively leverage our network of websites and grow our ZVUE Products business. We have made substantial progress in our efforts as evidenced by the following initiatives pursued during the second quarter. First, we restructured our online media division by moving all of our web operations to Rochester resulting in anticipated annualized expense savings of $1.4 million, primarily from reduced headcount and consulting costs. In doing so we have enhanced our ability to leverage the Popsauce Network, anchored by eBaumsWorld.com, with our sales partner, Gorilla Nation. Secondly, we successfully launched three new products into our retail network which are detailed below. On the corporate side, in July we restructured agreements with two of our key stakeholders to better align our business goals,” said Jeff Oscodar, president and CEO of ZVUE.

Mr. Oscodar continued, “Overall, our revenue increased 445% year over year in Q2, and 267% year over year in the first half of 2008. Our Product division produced significant year over year results, posting approximately 246% growth in Q2 and 56% growth for the first half versus the prior year’s periods. This year, we have introduced three new players featuring pre-loaded content, including the Spirit player, which was a compilation of great music from Universal Music Group, our exclusive Journey MP3 player and Elvis MP3 player with video that are currently in Wal-Mart stores. These products confirm our belief that we can develop and market exciting players pre-loaded with content. We have significantly reduced our product development costs while accelerating the number of opportunities upon which we can execute. Including the players currently in our channel, we will have shipped over 100,000 units -- nearly equal to our sales from all of 2007 -- with the peak selling season still in front of us.”

“We also today are announcing the resignation of Tom Hillman, our interim Chief Financial Officer effective August 15th, 2008,” said Jeff Oscodar. Tom has served in the role since last December and we are grateful for his efforts and wish him well”.

As previously announced in July 2008, the Company successfully renegotiated several agreements related to the acquisition of eBaumsWorld in October 2007 and management of our online media business. These new agreements enhance the Company’s efforts to pursue its business goals, enable the restructuring, and better align potential earn-out payments with future demonstrated revenue and cash flow growth of our online media business. In addition, the Company and YA Global executed a standstill agreement. The terms of the agreement included the temporary elimination of trading and deferral of payments until September 30, 2008. It also expanded the Company’s purchase order financing abilities.

Mr. Oscodar concluded, “Leveraging our network of websites and audience has allowed us to entertain over 6.5 million unique visitors on average in Q2 2008 according to Comscore. Advertisers continue to see the appealing aspects of our targeted demographics. Overall, we believe our progress and the positive changes we have made during the first half of the year will better position us for continued improvement in the business and operating results.”

During the past 45 days, as previously announced, the company has modified its senior secured debt with a short-term standstill agreement that expires September 30, 2008, and modified significantly the payment provisions with eBaumsworld and its principal officers, in addition to commencing relocation of our online media operations to New York, and reducing our West Coast operations. Changes in consumer behavior and cutbacks in advertising spending are being felt in the online advertising marketplace and we believe these recent developments may impact our second half. As a result of these significant revisions to our operations and the nature of these and other factors described in this release, as well as others which may arise in the future, the company no longer believes it will reach its previously announced revenue or cash flow objectives for 2008, and will seek further revisions or extensions of the standstill agreement with its senior secured lender to avoid potential default under its senior secured notes and other obligations, which it may not be successful in doing. As a result, the Company no longer will issue financial guidance and investors are cautioned not to rely upon any financial guidance provided in any prior release or other document or communication by the company.

ZVUE management will host a conference call and presentation today, Wednesday, August 13, 2008 at 1:30 p.m. PDT (4:30 p.m. EDT) to discuss its second quarter results and provide a business update for the remainder of 2008. The conference call will be hosted by Jeff Oscodar, president and chief executive officer. Investors are invited to participate on the live call by dialing 888-241-0558, international callers should dial 647-427-3417. A webcast including the presentation slides will be available by visiting the investor relations section of the ZVUE website at http://corporate.zvue.com/ir/. A replay will be available on the ZVUE website or domestic callers can dial 800-567-0360 and entering pass code 59547920. International dialers should call 402-220-2476 and use the same pass code.

About ZVUE Corporation

ZVUE Corporation (NASDAQ: ZVUE - News) is a global digital entertainment company. Its Pospsauce Network (comprised of eBaumsWorld.com, Putfile.com, Holylemon.com, UnOriginal.co.uk, YourDailyMedia.com, Dorks.com, FunMansion.com and ZVUE.com) is consistently among the top-five companies providing user-generated video online. ZVUE™ personal media players are mass-market priced and currently available for purchase online and in Wal-Mart stores throughout the U.S. For more information, visit www.zvue.com.

“Safe Harbor” Statement Under the Private Securities Litigation Reform Act of 1995

Statements made in this release that are not historical in nature constitute forward-looking statements within the meaning of the Safe Harbor Provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements can be identified by the use of words such as “expects,” “plans” “will,” “may,” “anticipates,” “believes,” “should,” “intends,” “estimates,” and other words of similar meaning. These statements are subject to risks and uncertainties that cannot be predicted or quantified and consequently, actual results may differ materially from those expressed or implied by such forward-looking statements. Such risks and uncertainties include, without limitation, risks and uncertainties associated with: (i) future financial results and financing requirements; (ii) development of new products and service offerings; (iii) the company’s ability to monetize, grow users and obtain synergies from acquired user-generated content providers; (iv) the company’s ability to integrate acquisitions; (v) the effectiveness, profitability, and marketability of the company’s current and prospective products and services; (vi), the impact of current, pending, or future legislation and regulation on the company’s industry; and (vii) the impact of competitive products, services, pricing or technological changes. More detailed information about the company and the risk factors that may affect the realization of forward-looking statements is set forth in the company’s filings with the Securities and Exchange Commission, including the company’s Annual Report on Form 10-KSB for the fiscal year ended December 31, 2007 and the Company’s other reports under the Securities Exchange Act of 1934, as amended. Such documents may be read free of charge on the SEC’s web site at www.sec.gov. All forward-looking statements included in this release are made as of the date of this press release, and the company assumes no obligation to update any such forward-looking statements.

ZVUE, HandHeld Entertainment, eBaum’s World, ZVUE Networks, eBaumsWorld.com, Putfile.com, Holylemon.com, UnOriginal.co.uk, YourDailyMedia.com, Dorks.com, FunMansion.com, ZVUE.com and ZVUE are trademarks of ZVUE Corporation. All other trademarks are property of their respective owners.

Contact:
for ZVUE Corporation
Investors:
Howard Gostfrand or David Sasso, 305-918-7000
info@amcapventures.com